Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), is dated as of December 3, 2004, by and between Pinnacle Entertainment, Inc., a Delaware corporation (the “Company”), its subsidiary guarantors signatory hereto (the “Guarantors”), and The Bank of New York, a New York banking corporation, as trustee (the “Trustee”). Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Indenture.

W I T N E S S E T H:

WHEREAS, the Company and the Trustee have heretofore executed and delivered the Indenture, dated as of March 15, 2004 (the “Indenture”), providing for the issuance by the Company of its securities designated as its 8 1/4% Senior Subordinated Notes due 2012 (the “Initial Notes”) in the initial aggregate principal amount of $200,000,000, subject to the right of the Company to issue additional notes of the same series;

WHEREAS, the Company desires to reopen such series and issue additional notes of up to $100,000,000 in the aggregate principal amount which will constitute a further issuance of, and will be consolidated with, the Initial Notes so as to form a single series therewith, and will have the same CUSIP number and same terms as the Initial Notes;

WHEREAS, Section 9.01 of the Indenture authorizes the Company, the Guarantors and the Trustee to amend or supplement the Indenture and the Initial Notes to provide for the issuance of the additional notes in accordance with the limitations set forth in the Indenture without the consent of the Holders;

WHEREAS, the Company has delivered to the Trustee, pursuant to Section 9.06 and 13.04 of the Indenture, the documents certifying that the issuance of the additional notes and execution of the Supplemental Indenture are permitted by the terms of the Indenture;

WHEREAS, the Company has been authorized by a resolution of the Executive Committee of its Board of Directors to execute and deliver this Supplemental Indenture and issue the Additional Notes;

WHEREAS, the Guarantors have authorized the execution and delivery of this Supplemental Indenture; and

WHEREAS, all other acts and proceedings required by law, by the Indenture and by the certificate of incorporation and by-laws of the Company and by the organizational documents of the Guarantors to make this Supplemental Indenture, a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;

NOW THEREFORE, pursuant to the terms of the Indenture, the series of Initial Notes established by the Indenture is hereby reopened and is hereby authorized for issuance, authentication and delivery $100,000,000 aggregate principal amount of additional notes of the same series as the Initial Notes issued initially under the Indenture (the “Additional

Notes”), and in consideration of the premises and the purchase and acceptance of the Additional Notes by the Holders thereof, the Company and the Guarantors mutually covenant and agree with the Trustee, for the equal and proportional benefit of all Holders of the Initial Notes, that the Indenture is hereby supplemented and amended, to the extent and for the purposes expressed herein, as follows:

ARTICLE ONE

Section 1.01. Amendments.

a. The series of Initial Notes established by the Indenture is hereby reopened for the issuance of Additional Notes in an aggregate principal amount of $100,000,000, which shall constitute a further issuance of, and will be consolidated with, the Initial Notes so as to form a single series with the Initial Notes, with the same CUSIP number as the Initial Notes, and shall have the same terms as the Initial Notes, except that the Additional Notes will be issued on December 3, 2004, and interest on the Additional Notes shall accrue from September 15, 2004.

b. The Additional Notes shall be subject to, and be entitled to the benefits of the Indenture, as amended hereby, except that the date of issuance of, and the date from which interest will begin to accrue on, the Additional Notes shall be as set forth in this Supplemental Indenture.

ARTICLE TWO

Section 2.01. Effectiveness.

This Supplemental Indenture shall be effective for all purposes as of the date and time this Supplemental Indenture has been executed and delivered by the Company, the Guarantors and the Trustee in accordance with the Article 9.01 of the Indenture. Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Notes outstanding thereunder shall remain in full force and effect.

ARTICLE THREE

Section 3.01. Construction of Supplemental Indenture.

This Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. To the extent that any term of this Supplemental Indenture or the Additional Notes are inconsistent with the terms of the Indenture, the terms of this Supplemental Indenture or the Additional Notes shall govern and supersede such inconsistent terms. This Supplemental Indenture shall be governed by and construed in accordance with the internal law of the State of New York.

Section 3.02. Trust Indenture Act Controls.

If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision that is required to be included by the Trust Indenture Act of 1939, as amended, as in force at the date this Supplemental Indenture is executed, the provision required by said Trust Indenture Act shall control.

Section 3.03. Trustee Disclaimer.

The recitals contained in this Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

Section 3.04. Counterparts.

This Supplemental Indenture may be executed in counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered shall be deemed to be any original and all of which, when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

Dated as of December 3, 2004

COMPANY:

PINNACLE ENTERTAINMENT, INC.,
a Delaware corporation

By:	/s/ Stephen H. Capp
Name:	Stephen H. Capp
Its:	Executive Vice President and
Chief Financial Officer

GUARANTORS:

BILOXI CASINO CORP.,
a Mississippi corporation

CASINO MAGIC CORP.,
a Minnesota corporation

CASINO ONE CORPORATION,
a Mississippi corporation

HP/COMPTON, INC.,
a California corporation

PNK (BOSSIER CITY), INC.,
a Louisiana corporation

By:	/s/ Stephen H. Capp
Name:	Stephen H. Capp
Title:	Treasurer or Chief Financial Officer

BELTERRA RESORT INDIANA, LLC,
a Nevada limited liability company

By:	Pinnacle Entertainment, Inc,
its sole member

	By:	/s/ Stephen H. Capp
	Name:	Stephen H. Capp
	Title:	Executive Vice President and
Chief Financial Officer

BOOMTOWN, LLC,
a Delaware limited liability company

By: Pinnacle Entertainment, Inc,
its sole member

	By:	/s/ Stephen H. Capp
	Name:	Stephen H. Capp
	Title:	Executive Vice President and
Chief Financial Officer

CRYSTAL PARK HOTEL AND CASINO DEVELOPMENT COMPANY, LLC,
a California limited liability company

By:	HP/Compton, Inc.,
its sole member and manager

	By:	/s/ Stephen H. Capp
	Name:	Stephen H. Capp
	Title:	Chief Financial Officer

PNK (LAKE CHARLES), L.L.C.,
a Louisiana limited liability company

By:	Pinnacle Entertainment, Inc.,
its sole member and manager

	By:	/s/ Stephen H. Capp
	Name:	Stephen H. Capp
	Title:	Executive Vice President and
Chief Financial Officer

PNK (RENO), LLC,
a Nevada limited liability company

	By:	Pinnacle Entertainment, Inc,
its sole member

		By:	/s/ Stephen H. Capp
		Name:	Stephen H. Capp
		Title:	Executive Vice President and
Chief Financial Officer

LOUISIANA-I GAMING,
a Louisiana partnership in Commendam

	By:	Boomtown, LLC.,
a Delaware limited liability company,
its General Partner

		By:	Pinnacle Entertainment, Inc.
		Its:	Sole Member

			By:	/s/ Stephen H. Capp
			Name:	Stephen H. Capp
			Title:	Executive Vice President and
Chief Financial Officer
Dated as of December 3, 2004
TRUSTEE:

The Bank of New York,
a New York banking corporation

	By:	/s/ Stacey B. Poindexter
	Name:	Stacey B. Poindexter
	Its:	Assistant Vice President